Exhibit 99.1

Contact: Kevin Gilbert: 312-366-2633

Veru Healthcare Reports Fiscal 2017 Second-Quarter Financial Results

MIAMI – May 9, 2017 –Veru Healthcare (NASDAQ:FHCO) (the Company) today reported its financial results for the second fiscal quarter ended March 31, 2017.

“We are excited about the great progress we have made in the past 5 months to execute our diversification plan by advancing our multiple drug candidates that address large markets as well as to find new sources of immediate revenue,” said Mitchell Steiner, MD, President and Chief Executive Officer of Veru Healthcare.

“We recently announced the successful completion of the first stage of our clinical trial for our proprietary slow releasing powder, Tamsulosin Delayed Release Sachet (DRS), for men with benign prostatic hyperplasia (enlarged prostate) that have difficulty swallowing tablets or capsules. Our bioequivalence (BE) trial results demonstrated that Tamsulosin DRS could have benefits over FLOMAX and tamsulosin generics as it does not have to be administered after a meal and may be taken on an empty stomach. The 2nd stage of the BE trial is set to commence soon. We remain on track for a New Drug Application submission in early 2018 with an expected approval sometime in the second half of 2018. This product utilizes a potentially lower cost, lower risk and expedited approval pathway.”

“In addition to this clinical development milestone, our commercial team is working hard. I am pleased to report that the infrastructure for FC2 prescription business in now in place. FC2 is being distributed by many of the largest US healthcare distributors, making FC2 immediately available by prescription through retail pharmacies. Our marketing and sales team is also in place, and we expect to recognize revenue from the prescription business starting in fiscal Q3 2017. This is a new revenue opportunity for us, and we believe it has significant potential to contribute meaningful gross profit in the near-term.”

“We anticipate submitting with FDA an Investigational New Drug application for our proprietary oral drug candidate MSS-722 for the treatment of male infertility. There are no FDA approved oral therapies for male infertility. In addition, we will be meeting with the FDA in May for a pre-IND meeting for APP-944 for the treatment of hot flashes in men with advanced prostate cancer who are receiving hormonal therapies. Hot flashes are the most common and most distressing side effect reported by these men. These drug candidates can also utilize a potentially lower cost, lower risk and expedited approval pathway.”

Commenting on the Company’s financial results, Dr. Steiner said: “Our financial performance continues to be impacted by significant fluctuations in public sector orders for FC2. Net revenues were lower, largely due to the global decline in budgets for public sector healthcare products and reduced donor contributions. The financial results are further skewed when compared to last year’s second quarter, as it included the larger than usual amount of FC2 shipments to the Brazilian Ministry of Health. These public sector dynamics further validate the wisdom of the Company’s Board of Directors in pushing for meaningful product diversification.”

Recent Highlights

•	Unit sales of FC2 were 4.5 million in the fiscal 2017 second quarter. This compares with unit sales in the prior year second quarter of 9.2 million, which included a large tender of 2.4 million units to the Brazil Ministry of Health.

•	On May 2, 2017, announced that the Company’s PREBOOST product had been selected from among more than 3,000 abstracts for a podium presentation and press conference regarding its PREBOOST clinical trial results at the American Urological Association annual meeting.

•	On April 12, 2017, announced the successful Stage 1 of a bioequivalence (BE) clinical trial which was designed to select formulation of the company’s proprietary Tamsulosin DRS product to advance into Stage 2. Tamsulosin DRS is a new, slow release oral powder formulation that addresses the large patient population of men with benign prostatic hyperplasia (BPH) who have difficulty swallowing tablets or capsules.

•	FC2 Female Condom is now available in the US as a prescription product making it reimbursable under most healthcare plans. FC2 is now included in the product distribution network of one of the largest US healthcare products distributor so it is available at all retail pharmacies.

Significant quarter-to-quarter variations in the Company’s results have historically resulted from the timing and shipment of large orders rather than from any fundamental changes in the business or the underlying demand for female condoms. Two of the largest customers for FC2 operate in markets where the government health ministries are either still under a multi-year tender or have had a multi-year tender recently expire, and as a result significant orders from these customers during the remainder of fiscal 2017 are unlikely. The Company is also currently seeing pressure on spending for FC2 by large global agencies and donor governments in the developed world.

About Veru Healthcare

Veru Healthcare is a pharmaceutical and medical device company, with a focus on the development and commercialization of pharmaceuticals that qualify for the FDA’s 505(b)(2) accelerated regulatory approval pathway as well as the 505(b)(1) pathway. The Company does business both as “Veru Healthcare” and as “The Female Health Company” and is organized as follows:

•	Veru Healthcare manages the Pharmaceuticals Division, which develops and commercializes pharmaceutical products for men’s and women’s health and oncology.

•	Veru Healthcare manages the Consumer Health / Medical Devices Division, which is focused on commercializing sexual healthcare products and devices for the consumer market, including the Company’s FC2 Female Condom® (now available by prescription) and PREBOOST® medicated individual wipe, which is a male genital desensitizing drug product that helps in the prevention of premature ejaculation.

•	The Female Health Company division manages the Global Public Health Division, which is focused on the global public health sector FC2 business. This division markets the Company’s Female Condom (FC2) to entities, including ministries of health, government health agencies, U.N. agencies, nonprofit organizations and commercial partners, that work to support and improve the lives, health and well-being of women around the world.

More information about the Company and its products can be found at www.PREBOOST.com and www.fc2femalecondom.com. For corporate and investor-related information about the Company, please visit https://veruhealthcare.com/investors.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995:

The statements in this release which are not historical fact are “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this release include statements relating to the regulatory pathway to secure FDA approval of the Company’s drug candidates, the impact of FHC’s strategies on operating results, and long-term demand for female condoms and the Company’s portfolio of drug products. These statements are based upon the Company’s current plans and strategies, and reflect the Company’s current assessment of the risks and uncertainties related to its business, and are made as of the date of this release. The Company assumes no obligation to update any forward-looking statements contained in this release as a result of new information or future events, developments or circumstances. Such forward-looking statements are inherently subject to known and unknown risks and uncertainties. The Company’s actual results and future developments could differ materially from the results or developments expressed in, or implied by, these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to, the following: product demand and market acceptance; competition in the Company’s markets and the risk of new competitors and new competitive product introductions; risks relating to the ability of the Company to obtain sufficient financing on acceptable terms when needed to fund development and operations; risks related to the development of the Company’s product portfolio, including clinical trials, regulatory approvals and time and cost to bring to market; many of the Company’s products are at an early stage of development and the Company may fail to successfully commercialize such products; risks related to intellectual property, including licensing risks; government contracting risks, including the appropriations process and funding priorities, potential bureaucratic delays in awarding contracts, process errors, politics or other pressures, and the risk that government tenders and contracts may be subject to cancellation, delay or restructuring; a governmental tender award indicates acceptance of the bidder’s price rather than an order or guarantee of the purchase of any minimum number of units, and as a result government ministries or other public sector customers may order and purchase fewer units than the full maximum tender amount; the Company’s reliance on its international partners in the consumer sector and on the level of spending on the female condom by country governments, global donors and other public health organizations in the global public sector; the economic and business environment and the impact of government pressures; risks involved in doing business on an international level, including currency risks, regulatory requirements, political risks, export restrictions and other trade barriers; the Company’s production capacity, efficiency and supply constraints; risks related to the costs and other effects of litigation; the Company’s ability to identify, successfully negotiate and complete suitable acquisitions or other strategic initiatives; the Company’s ability to successfully integrate acquired businesses, technologies or products; and other risks detailed in the Company’s press releases, shareholder communications and Securities and Exchange Commission filings, including the Company’s Form 10-K for the year ended September 30, 2016. These documents are available on the “SEC Filings” section of our website at www.veruhealthcare.com/investors.

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FINANCIAL SCHEDULES FOLLOW

The Female Health Company

Unaudited Condensed Consolidated Balance Sheets

	March 31, 2017	September 30, 2016
Cash	$1,241,593	$2,385,082
Accounts receivable, net	7,310,550	10,775,200
Income tax receivable	2,229	2,387
Inventory, net	2,538,266	2,492,644
Prepaid expenses and other current assets	607,962	634,588

Total current assets	11,700,600	16,289,901

Other trade receivables	7,837,500	7,837,500
Other non-current assets	179,028	189,219
Plant and equipment, net	735,893	825,087
Deferred income taxes	9,012,602	13,482,000
Intangible assets, net	20,833,178	0
Goodwill	6,878,932	0

Total assets	$57,177,733	$38,623,707

Accounts payable	$1,435,024	$701,035
Accrued expenses and other current liabilities	1,835,433	2,380,571
Accrued compensation	137,414	264,871

Total current liabilities	3,407,871	3,346,477

Other liabilities	1,233,750	1,233,750
Deferred rent	44,850	0
Deferred income taxes	975,771	110,069

Total liabilities	5,662,242	4,690,296

Series 4 preferred stock	17,981,883	0
Total stockholders’ equity	33,533,608	33,933,411

Total liabilities and stockholders’ equity	$57,177,733	$38,623,707

The Female Health Company

Unaudited Condensed Consolidated Statements of Operations

	Three Months Ended March 31,
	2017	2016
Net revenues	$2,405,519	$4,772,801

Cost of sales	1,127,864	1,927,406

Gross profit	1,277,655	2,845,395

Selling, general and administrative	2,419,826	2,739,850
Research and development	1,437,062	35,120

Total operating expenses	3,856,888	2,774,970

Operating (loss) income	(2,579,233)	70,425

Interest and other expense, net	(12,686)	(19,356)
Foreign currency transaction loss	(8,756)	(43,848)

(Loss) income before income taxes	(2,600,675)	7,221

Income tax benefit	(824,033)	(27,824)

Net (loss) income	$(1,776,642)	$35,045

Net (loss) income per basic common share	$(0.06)	$0.00

Basic weighted average common shares outstanding	30,982,497	28,652,635

Net (loss) income per diluted common share	$(0.06)	$0.00

Diluted weighted average common shares	30,982,497	29,059,296

The Female Health Company

Unaudited Condensed Consolidated Statements of Operations

	Six Months Ended March 31,
	2017	2016
Net revenues	$5,649,118	$13,003,460

Cost of sales	2,719,179	4,755,728

Gross profit	2,929,939	8,247,732

Selling, general and administrative	5,775,700	5,711,337
Research and development	1,608,162	73,415

Total operating expenses	7,383,862	5,784,752

Operating (loss) income	(4,453,923)	2,462,980

Interest and other expense, net	(22,307)	(47,152)
Foreign currency transaction loss	(20,695)	(88,791)

(Loss) income before income taxes	(4,496,925)	2,327,037

Income tax (benefit) expense	(1,354,102)	801,629

Net (loss) income	$(3,142,823)	$1,525,408

Net (loss) income per basic common share	$(0.10)	$0.05

Basic weighted average common shares outstanding	30,979,283	28,642,951

Net (loss) income per diluted common share	$(0.10)	$0.05

Diluted weighted average common shares	30,979,283	29,046,928

The Female Health Company

Unaudited Condensed Consolidated Statements of Cash Flows

	Six Months Ended March 31,
	2017	2016
Net (loss) income	$(3,142,823)	$1,525,408
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	177,444	226,681
Amortization of intangible assets	66,822	0
Share-based compensation	422,469	254,116
Warrants issued	542,930	0
Deferred income taxes	(1,464,900)	673,252
Loss on disposal of fixed assets	4,469	278
Changes in current assets and liabilities, net of effects of acquisition of a business	2,333,592	(3,991,414)

Net cash used in operating activities	(1,059,997)	(1,311,679)
Net cash used in investing activities	(83,492)	(2,739)
Net decrease in cash	(1,143,489)	(1,314,418)
Cash at beginning of period	2,385,082	4,105,814

Cash at end of period	$1,241,593	$2,791,396